                                EXHIBIT NO. 99.11


                         CONSENT OF INDEPENDENT AUDITORS

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "Financial Statements" in Post-Effective Amendment No. 11 to the registration statement (Form N-1A, No. 33-36700) and related No-Load Class and Advisor Class A and Advisor Class B Prospectuses of SAFECO Common Stock Trust.

We also consent to the incorporation by reference therein of our report dated November 1, 1996 with respect to the financial statements of SAFECO Common
Stock Trust as of and for the year ended September 30, 1996 included in the 1996 Annual Report filed with the Securities and Exchange Commission.


Seattle, Washington

January 27, 1997